                                                                      EXHIBIT 11


                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES


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
                                                                     QUARTER ENDED                  NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                    SEPTEMBER 30,
                                                             ----------------------------      ----------------------------
                                                                 2002            2001              2002            2001
                                                             -----------      -----------      -----------      -----------
                                                                     (unaudited)                        (unaudited)
Numerator:
   Numerator for basic earnings per share - income
       attributable to common stockholders ............      $ 1,262,000      $ 1,078,000      $12,093,000      $ 2,258,000
   Effect of dilutive securities ......................
                                                             -----------      -----------      -----------      -----------
                                                             $ 1,262,000      $ 1,078,000      $12,093,000      $ 2,258,000
                                                             -----------      -----------      -----------      -----------
   Numerator for diluted earnings per share -
       income attributable to common stockholders
       after assumed conversions ......................      $ 1,262,000      $ 1,078,000      $12,093,000      $ 2,258,000
                                                             ===========      ===========      ===========      ===========

Denominator:
   Denominator for basic earnings per share -
     weighted-average shares ..........................        9,279,000        9,056,000        9,272,000        8,977,000

   Effect of dilutive securities:
     Employee stock options and warrants ..............        2,214,000        2,003,000        2,172,000        1,000,000
                                                             -----------      -----------      -----------      -----------
   Dilutive potential common shares ...................        2,214,000        2,003,000        2,172,000        1,000,000
                                                             -----------      -----------      -----------      -----------
     Denominator for diluted earnings per share -
       adjusted weighted-average shares and
       assumed conversions ............................       11,493,000       11,059,000       11,444,000        9,977,000
                                                             ===========      ===========      ===========      ===========

Basic earnings per share ..............................      $      0.14      $      0.12      $      1.30      $      0.25
                                                             ===========      ===========      ===========      ===========

Diluted earnings per share ............................      $      0.11      $      0.10      $      1.06      $      0.23
                                                             ===========      ===========      ===========      ===========

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